Exhibit 99.1

SERVICES AGREEMENT

This SERVICES AGREEMENT (the “Agreement”) dated as of November 26, 2008, is made by and between LandAmerica Financial Group, Inc. (the “Debtor”), Jonathan A. Mitchell (“Mitchell”) and Zolfo Cooper Management, LLC (“ZC”) a New Jersey limited liability corporation.

Recitals:

WHEREAS, the parties hereto desire to enter into this Agreement to set forth the basis on which ZC will perform management services for the Debtor, all as set forth more fully in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.          Engagement. The Debtor hereby engages Mitchell and ZC as an independent contractor to the Debtor, and ZC hereby accepts such engagement, on the terms and conditions set forth in this Agreement. The Debtor is hereby acquiring from ZC the services of Mitchell and additional individuals (the “Associate Directors”) as set forth below. All compensation for the services and actions of ZC, Mitchell and Associate Directors under this Agreement will be paid to ZC.

2.	Duties.

(a)         The Debtor represents to ZC and Mitchell that its Board of Directors (the “Board”) has duly adopted the resolution (the “Resolution”) appended hereto and incorporated herein by reference approving the terms of this Agreement and electing Mitchell as the Chief Restructuring Officer of the Debtor. Subject to satisfaction of the condition precedent set forth in Section 3 hereof, ZC will assign Mitchell to serve as Chief Restructuring Officer and Associate Directors to perform other services required of ZC hereunder.

(b)          Pursuant to and except as limited by the terms of such Resolution, ZC and Mitchell shall be authorized to make decisions with respect to all aspects of the management and operation of the Debtor’s business, including without limitation organization and human resources, marketing and sales, logistics, finance and administration and such other areas as he may identify, in such manner as he deems necessary or appropriate under the direction of the Board in a manner consistent with the business judgment rule and the provisions of local law and the United States Bankruptcy Code applicable to the obligations of persons acting on behalf of corporations, subject only to appropriate governance by the Board in accordance with the Debtor’s charters, Bylaws, authority levels approved by the Board for the Chief Financial Officer of the Debtor, other governing documents (if any) (collectively the “Constitutive Documents”) and applicable state law. ZC, Mitchell and Associate Directors (individually, a “Representative” and collectively, the “Representatives”) shall not have any authority to make decisions with respect to hiring or terminating officers, executing transactions or otherwise committing the Debtor or its resources other than in the ordinary course of business unless set forth in the

Resolution or otherwise approved by the Board and, if required, the United States Bankruptcy Court for the Eastern District of Virginia(the “Bankruptcy Court”). All decisions of Mitchell shall be discussed to the extent Mitchell deems reasonably appropriate with the member or members of the Debtor’s management that Mitchell, under the direction of the Board, determines to be appropriate prior to the implementation of such decisions and shall be implemented by the management of the Debtor (other than ZC or the Representatives), and any dispute between such management and Mitchell regarding the implementation of such decisions shall be resolved definitively by the Board.

(c)         ZC and Mitchell shall not be obligated to cause Mitchell to be available to perform services hereunder for any specific minimum number of hours during any period, it being understood that Mitchell shall be obligated to furnish such hours of service as he deems necessary in his sole discretion to perform his duties on behalf of ZC and Mitchell hereunder. ZC and Mitchell shall cause Associate Directors to devote a portion of their business time to the performance of services for the Debtor hereunder on behalf of ZC and Mitchell, as deemed necessary by ZC and Mitchell.

(d)         In undertaking to provide the services set forth herein, ZC and Mitchell do not guarantee or otherwise provide any assurances as to the results or any outcome of this matter. Except for the amount referenced in Section 4(b) hereof, the Debtor’s obligation to provide the compensation specified under Section 4 hereof shall not be conditioned upon any particular results being obtained by ZC and Mitchell.

(e)         In view of the Debtor’s precarious present circumstances, the Debtor acknowledges that Mitchell may be required to make decisions with respect to extraordinary measures quickly and that the depth of his analyses of the information on which his decisions will be based may be limited in some respects due to the availability of information, time constraints and other factors. Moreover, each Representative shall be entitled, in performing his duties hereunder on behalf of ZC and Mitchell, to rely on information disclosed or supplied to them without verification or warranty of accuracy or validity.

(f)         ZC and Mitchell will keep the Board fully apprised of his findings, plans and activities.

3.          Term. The term of ZC and Mitchell’s engagement hereunder shall commence on the date hereof and shall continue on a month to month basis until terminated by either party at the end of any such month upon written notice to the other party given at least ten days prior to the end of such month; provided that the Board may terminate Mitchell’s authority hereunder immediately upon notice. Notwithstanding the foregoing, ZC and Mitchell’s responsibilities to provide interim management services pursuant to Section 2 hereof shall not commence until i) this Agreement has been approved by the Bankruptcy Court ii) this Agreement has been fully executed, iii) the Debtor has furnished insurance policies, as detailed in Section 7 (c) below, to ZC and Mitchell and ZC and Mitchell have determined that such policies are acceptable to ZC and Mitchell or if such policies do exist, cannot be located or determined, or are not acceptable to ZC and Mitchell, the Debtor has agreed to purchase (supplemental) directors, officers and corporate liability insurance, fiduciary liability insurance and employment practices insurance coverages acceptable to ZC and Mitchell, and iv) the Debtor has paid all payroll taxes, sales and use taxes or other trust fund taxes of the Debtor (collectively “Payroll and Taxes”) of the Debtor and its affiliates due as of the commencement of this Agreement and has arranged a mechanism to insure the continued payment of Payroll and Taxes of the Debtor and its affiliates which have accrued and accrue and become due thereafter during the term of this Agreement, acceptable, in all respects, to ZC and Mitchell. Subsequent to the date hereof and pending compliance with the foregoing condition precedent, ZC and Mitchell will consult with the Board and the Debtor’s existing senior management in an advisory capacity with respect to matters that fall within the purview of the responsibilities of the Debtor’s Chief Restructuring Officer. It is expressly understood that ZC and Mitchell’s responsibilities during this phase of its engagement will be limited to having ZC and Mitchell advising and making recommendations to senior management and the Board and that such senior management and the Board shall retain full responsibility and decision-making authority. In addition, during this phase, a Representative will participate, at the request of the Board and to the extent deemed appropriate by such Representative, in meetings and discussions with members of the Board, employees, lenders, customers and suppliers of the Debtor or other parties. Notwithstanding the foregoing, ZC and Mitchell may terminate this Agreement, immediately and without notice, if either of conditions i), ii), iii) or iv) above shall have been recinded, modified or are no longer in effect.

4.          Compensation. ZC, Mitchell and Associate Directors’ compensation hereunder shall consist of the following:

(a)         standard hourly rates. The billing rates for professionals who may be assigned to this engagement in effect as of July 1, 2008, and which are scheduled to be revised January 1, 2009, are as follows:

Managing Directors	$695 - $720
Professional Staff	$200 - $665
Support Personnel	$ 45 - $225

(b)         a contingent fee. The Debtor agrees to pay ZC (or cause to be paid), in addition to our hourly fees, a contingent fee based upon the cash proceeds generated from the sale of all or a portion of the Debtor (the “Proceeds”), as follows:

1)	The Debtor shall pay ZC two percent (2%) of Proceeds, but not less than Five Hundred Thousand Dollars ($500,000), for Proceeds up to $50 Million, plus
2)	The Debtor shall pay ZC one and one-half percent (1.5%) of theProceeds between $50 Million to $100 Million, plus
3)	The Debtor shall pay ZC one percent (1.0%) of Proceeds over $100 Million.

A fee shall not be payable to ZC for Proceeds resulting from the sale of Centennial Bank or for the sale of the regulated insurances subsidiaries.

(c)         reimbursement of ZC, Mitchell and Associate Directors’ reasonable out-of-pocket expenses including, but not limited to, costs of travel, reproduction, legal counsel, any applicable state sales or excise tax and other direct expenses.

The Debtor shall pay to ZC the compensation set forth in Sections 4(a) and 4(c) hereof based upon the submission of monthly invoices by ZC and Mitchell setting forth the number of hours each day expended by Representatives on behalf of the Debtor and a detailed listing of the expenses sought to be reimbursed. The compensation provided for in this Agreement shall constitute full payment for the services to be rendered by ZC and Mitchell to the Debtor hereunder.

The Debtor acknowledges and agrees that the hours worked, the results achieved and the ultimate benefit to the Debtor of the work performed in connection with this engagement may be variable and that the Debtor and ZC and Mitchell have taken this into account in setting the fees hereunder. No fee payable to any other person or entity by the Debtor or any other party shall affect any fee payable to ZC hereunder.

5.	Confidentiality.

(a)         The Debtor, including the Board, shall treat any information received from Representatives as confidential and, except as specified in this Section 5(a), will not publish, distribute or otherwise disclose in any manner any information developed by or received from Representatives without ZC and Mitchell’s or such Representative’s prior written approval. Such approval shall not be required if either (i) the information sought is required to be disclosed by an order binding on ZC and Mitchell or a Representative and issued by a court having competent jurisdiction over ZC and Mitchell and such Representative and such information is disclosed only pursuant to the terms of such order or (ii) the information is otherwise publicly available other than through disclosure by a party in breach of a confidentiality obligation with respect thereto.

(b)         ZC, Mitchell and each Representative agrees to treat any information received from the Debtor or its representatives with utmost confidentiality, and except as provided in this letter, will not publish, distribute or disclose in any manner any information developed by or received from the Debtor or its representatives without the Debtor’s prior approval. Such approval shall not be unreasonably withheld. The Debtor’s approval is not needed if either the information sought is required to be disclosed by an order binding on ZC and Mitchell, issued by a court having competent jurisdiction over ZC and Mitchell (unless such order specifies that the information to be disclosed is to be placed under seal), or such information is otherwise publicly available.

6.	Representations and Warranties.

As an inducement to ZC and Mitchell to enter into this Agreement, the Debtor represents and warrants to ZC and Mitchell as follows:

(a)         The Debtor is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was organized and has all requisite corporate power to enter into this Agreement.

(b)         Subject to receipt of the approval by the Bankruptcy Court of the execution by the Debtor of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein nor compliance by the Debtor with any of the provisions hereof or thereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

(c)         Subject to receipt of the approval by the Bankruptcy Court of the execution by the Debtor of this Agreement, this Agreement has been duly authorized, executed and delivered by the Debtor and constitutes the legal, valid and binding agreement of the Debtor, enforceable in accordance with its terms.

(d)         No oral representation made or document furnished to ZC and Mitchell by any officer, employee or other representative of the Debtor contains any untrue statement of a material fact or omits to state a fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Debtor that materially and adversely affects or that may reasonably and foreseeably be expected to materially or adversely affect the business, operations, affairs, conditions, prospects or properties of the Debtor that has not been communicated to ZC and Mitchell prior to the date hereof.

7.	Indemnification.

(a)         The Debtor shall indemnify and hold harmless Mitchell, Associate Directors, ZC and its principals, and other ZC employees, representatives or agents (including counsel) (collectively, the “ZC Indemnitees”) from and against any and all losses, claims, damages, liabilities, penalties, judgments, awards, costs, fees, expenses and disbursements, including without limitation, the costs, fees, expenses and disbursements, as an when incurred, of investigating, preparing or defending any action, suit, proceeding or investigation (whether or not in connection with proceedings or litigation in which any ZC Indemnitee is a party)(any such amount being hereinafter sometimes referred to as an “Indemnifiable Loss”), directly or indirectly caused by, relating to, based upon, arising out of or in connection with this engagement of ZC and Mitchell by the Debtor or the performance by Representatives of any services rendered pursuant to such engagement, unless there is a final non-appealable order of a Court of competent jurisdiction, at the trial level, finding ZC Indemnitees directly liable for gross negligence or willful misconduct.

(b)          If any ZC Indemnitee is required to testify, prepare for and appear at a deposition or produce documents, at any time after the expiration or termination of this Agreement at any administrative or judicial proceeding relating to any services provided by ZC and Mitchell hereunder, then ZC Indemnitees shall be entitled to be compensated by the Debtor for ZC Indemnitee’s associated time charges at the regular hourly rates in effect at the time and to be reimbursed for reasonable out-of-pocket expenses, including counsel fees.

(c)         The Debtor has furnished to ZC and Mitchell a true, correct and complete copy of the Fiduciary Liability Insurance Policy, issued to the Debtor by Arch Insurance Company, Policy No. FDC0024173-00, Directors & Officers Insurance issued by Allied World National Assurance Company, Policy No. C010605/001, Directors and Officers – Excess issued by Arch Insurance Company, Policy No. DOX0023598-01, Excess Directors & Officers, issed by Continental Casualty Company, Policy No. 169921582, Directors & Officers Liability Insurance issued by US Specialty Insurance Company, Policy No. 14-MGU-08-A17739, Financial Institutions Excess Insurance Policy issued by Zurich American Insurance Company, Policy No. DOC-5874896-04, and Directors & Officers – Side A issued by Max Bermuda ltd. Policy No. 23809-2681-DOADIC-2008 (collectively the “Insurers” and the“Policies”). The Debtor represents that the Policies are in full force and effect and that no event has occurred that constitutes or, with the passage of time or notice would constitute, an event of default thereunder or that would otherwise give the Insurer any right to cancel such Policies. Promptly and in any event within two business days of the Debtor approving this Agreement, the Debtor shall notify the Insurer of the election of Mitchell as the Chief Restructuring Officer and of the appointment of any Associate Directors who become an officer of the Debtor. The Debtor shall cause their insurance broker to send copies of all documentation and other communications regarding the Policy, including without limitation any renewal or cancellation thereof, to the attention of ZC and Mitchell, in the manner set forth herein, and Mitchell and any Associate Directors who become officers of the Debtor shall have all indemnities available to the officers of the Debtor pursuant to the Debtor’s Constitutive Documents. The Debtor shall maintain directors and officers liability insurance coverage, employment practices insurance coverage and fiduciary liability insurance coverage comparable as to terms (including without limitation the provisions or any similar provision regarding extension of the discovery period thereunder) and amounts as that provided under the Policies during the term of this Agreement, with any such replacement coverage being obtained from an insurer with a rating from a nationally recognized rating agency not lower than that of the Insurer. Upon any cancellation or nonrenewal of the Policies by the Insurer, the Debtor shall exercise their rights under the applicable clause of the Policies to extend the claim period for a one-year “discovery period” and shall exercise such rights and pay the premium required thereunder within the 30-day period specified therein. The Debtor shall use commercially reasonable efforts, in connection with the next renewal of the Policies, to negotiate to extend the discovery period set forth in the Policies from one to three years.

(d)         The Debtor covenants that they will amend their Constitutive Documents so that such Constitutive Documents provide that the Debtor shall indemnify, to the fullest extent provided by [_______] law, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Debtor. Such amendments shall be presented to ZC for approval, which shall not be unreasonably withheld, and shall be filed with the State of [_______] and approved by the Debtor’ shareholders and directors, as required, within (2) days of the date hereof.

8.            Limitations on Liability. The Debtor agrees that Mitchell, Associate Directors, ZC and its personnel will not be liable to the Debtor for any claims, liabilities, or expenses relating to this engagement in excess of the fees paid by them to ZC pursuant to this agreement, unless there is a final non-appealable order of a court of competent jurisdiction, at the trial level, finding ZC Indemnities directly liable for gross negligence or willful misconduct. In no event will ZC, Mitchell or their personnel be liable for consequential, special, indirect, incidental, punitive or exemplary loss, damages or expenses relating to this engagement. These limitations on liability provisions extend to the employees, representatives, agents and counsel of ZC.

The limitation on liability and indemnification contained in this agreement shall survive the completion or termination of this agreement.

9.            Independent Contractor. The parties intend that ZC and Mitchell shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. Representatives shall not be entitled to any benefits paid by the Debtor to its employees. ZC shall be solely responsible for any tax consequences applicable to Representatives by reason of this Agreement and the relationship established hereunder, and the Debtor shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to Representatives’ performance of management services hereunder. The parties agree that, subject to the terms and provisions of this Agreement, ZC and Mitchell may perform any duties hereunder and set Representatives’ own work schedule without day-to-day supervision by the Debtor.

10.          Offer of Employment. The Debtor agrees to promptly notify ZC and Mitchell if they extends (or solicits the possible interest in receiving) an offer of employment to an employee or principal of ZC and agrees that it will pay ZC a cash fee, upon hiring, equal to 150% of the aggregate first year’s annualized compensation, including any guaranteed or target bonus, to be paid to ZC’s former principal or employee that the Debtor hires at any time up to one year subsequent to the date of the final invoice rendered by ZC and Mitchell with respect to this Agreement.

11.            Trial. The Debtor agrees that neither it nor any of its assignees or successors shall (a) seek a jury trial in any lawsuit, proceeding, counterclaim or any other action based upon, or arising out of or in connection with the engagement of ZC and Mitchell by the Debtor or any services rendered pursuant to such engagement, or (b) seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived. The provisions of this paragraph have been fully discussed by the Debtor, ZC and Mitchell and these provisions shall be subject to no exceptions. Neither party has agreed with or represented to the other that the provisions of this section will not be fully enforced in all instances.

12.            Jurisdiction. The Debtor hereby irrevocably and unconditionally (a) submit for itself and its property in any legal action or proceeding relating to the engagement of ZC and Mitchell by the Debtor or any services rendered pursuant to such engagement, to the non-exclusive general jurisdiction of the Bankruptcy Courts of United States of America for the Eastern District of Virginia, and appellate courts from any thereof; (b) consent that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Debtor at its address set forth above or at such other address of which ZC and Mitchell shall have been notified pursuant thereto; (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages.

13.            Survival of Agreement. Except as provided in this Agreement, the obligations set forth under the above captioned Confidentiality, Testifying, Indemnification, Compensation, Offer of Employment, Trial, and Jurisdiction sections shall survive the expiration, termination, or supersession of this agreement.

14.            Conflicts. ZC and Mitchell confirms that no employee of ZC and Mitchell has any financial interest or business connection with the Debtor. Additionally, we have run an initial conflict check through ZC’s relationship database, which is an Access computer database containing names of individuals and entities that are present or recent former clients of ZC (the “Database”). ZC then reviewed those results, which review was completed under the supervision of the in-house General Counsel of ZC. A summary of such relationships is et forth in Schedule1 to the Affidavit. Based upon the information presently available, we are aware of no conflicts in connection with this engagement. It is understood and agreed that ZC and Mitchell may accept the representation of other persons whose general business interest may compete with Debtor’s interests or be adverse to Debtor’s interest, so long as there is no actual or direct conflict of interest. The Debtor understand and agree that their name will be added to ZC Database.

15.            Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

16.            Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

17.            Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York.

18.            Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Debtor:

LandAmerica Financial Services Group, Inc.

5600 Cox Road

Glen Allen, VA 23060

Attention: Michell H. Gluck, Esq.

If to ZC:

Zolfo Cooper Management, LLC

101 Eisenhower Parkway, 3rd Floor

Roseland, NJ 07068

Attention: Elizabeth S. Kardos, Esq.

If to Mitchell:

Zolfo Cooper Management, LLC

101 Eisenhower Parkway, 3rd Floor

Roseland, NJ 07068

Attention: Elizabeth S. Kardos, Esq.

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

19.            Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

20.            Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

21.            Entire Agreement. This Agreement and the other documents delivered pursuant hereto, if any, constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

LANDAMERICA FINANCIAL
GROUP, INC.

By:	/s/ Theodore L. Chandler

Title:

ZOLFO COOPER MANAGEMENT, LLC

By:	/s/ Elizabeth S. Kardos
Elizabeth S. Kardos
Title: General Counsel

JONATHAN A. MITCHELL

By:	/s/ Jonathan A. Mitchell
Jonathan A. Mitchell
Title: Senior Managing Director

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